Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104443

PROSPECTUS SUPPLEMENT NO. 1 DATED AUGUST 6, 2003
TO PROSPECTUS DATED APRIL 17, 2003

                                VISTA GOLD CORP.

                             2,807,352 Common Shares
                                without par value

      You should read this prospectus supplement together with our prospectus dated April 17, 2003, which is to be delivered with this prospectus supplement.

      INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON SHARES.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus supplement is August 6, 2003.

      The information in this prospectus supplement concerning the selling security holders supersedes in part the information set forth under the caption "Selling Security Holders" in the prospectus by deleting the information contained in the table regarding the selling security holders with respect to beneficial ownership of our common shares, as well as the paragraph immediately preceding that table, and substituting therefor the following paragraph and table:

      The following table sets forth, as of the date of this prospectus supplement, the number of shares being held of record or beneficially by the selling security holders as well as the remaining number of shares that may be offered under this prospectus, and provides by footnote reference any material relationship between Vista Gold and the selling security holder, all of which is based upon information currently available to us.

---------------------------------------------------------------------------------------------------------------------
                                                        Beneficial Ownership of               Beneficial Ownership of
                                                        Selling Security Holder                        Shares
                                                As of Date of Prospectus Supplement (1)          After Offering (2)
                                                ---------------------------------------          ------------------

---------------------------------------------------------------------------------------------------------------------

                                                                              Remaining
                                                                              Number of
                                                                                Shares
                                                                               Offered
Name of Selling Security Holder                 Number (3)      Percent         Hereby          Number       Percent
-------------------------------                 ----------      -------         ------          ------       -------
---------------------------------------------------------------------------------------------------------------------
Agora Communications Ltd. (4)                      36,000           *            36,000              0           *
---------------------------------------------------------------------------------------------------------------------
Douglas Casey (5)                                 162,465         1.3%           65,000         97,465           *
---------------------------------------------------------------------------------------------------------------------
Adventure Seekers Travel, Inc. (6)                 50,366           *            26,000         24,366           *
---------------------------------------------------------------------------------------------------------------------
Martin M. Bressler                                  6,000           *             6,000              0           *
---------------------------------------------------------------------------------------------------------------------
Haywood Securities ITF David Lyall (7)            140,428         1.1%           80,000         60,428           *
---------------------------------------------------------------------------------------------------------------------
John Tognetti                                     200,000         1.6%          200,000              0           *
---------------------------------------------------------------------------------------------------------------------
Canaccord Capital ITF Peter M. Brown               80,000           *            80,000              0           *
---------------------------------------------------------------------------------------------------------------------
Brant Investments Limited (8)                     100,428           *            40,000         60,428           *
---------------------------------------------------------------------------------------------------------------------
Obrea & Co. ITF RRSP (9)                          362,556         2.8%           80,000        282,556         2.2%
---------------------------------------------------------------------------------------------------------------------
Endeavour Mining Capital Corp. (10)               120,000           *           120,000              0           *
---------------------------------------------------------------------------------------------------------------------
Adrian Day                                         40,000           *            40,000              0           *
---------------------------------------------------------------------------------------------------------------------
Kevin O'Halloran, M.D                              82,000           *            82,000              0           *
---------------------------------------------------------------------------------------------------------------------
Jan W. Janssen Trust UAD 11/4/2002                116,000           *           116,000              0           *
---------------------------------------------------------------------------------------------------------------------
The Harnack Family Trust dtd 10/27/87              32,000           *            32,000              0           *
---------------------------------------------------------------------------------------------------------------------
J. Clay Freeny & Phyllis Freeny Joint              14,000           *            14,000              0           *
Tenants
---------------------------------------------------------------------------------------------------------------------
Merry Lee Carnall                                  32,000           *            32,000              0           *
---------------------------------------------------------------------------------------------------------------------
Stephen S. Taylor                                  32,000           *            32,000              0           *
---------------------------------------------------------------------------------------------------------------------
Taylor Leasing, LLC (11)                            8,000           *             8,000              0           *
---------------------------------------------------------------------------------------------------------------------
Charles A. Haegelin                                20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
The Valentine Family Trust UAD 9/25/98             16,000           *            16,000              0           *
---------------------------------------------------------------------------------------------------------------------
Lowell S. Fink                                     14,000           *            14,000              0           *
---------------------------------------------------------------------------------------------------------------------
Karen Mileson                                      20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Herbert L. Raburn                                  40,000           *            40,000              0           *
---------------------------------------------------------------------------------------------------------------------
Harriet C. Utley                                   20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Utley Interests Inc. (12)                          20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Charles Hill & Richard Utley & JLT                 20,000           *            20,000              0           *
(Southern) Ltd.; Trustees of the Oakland
Energy (UK) Ltd. Retirement Benefit
Scheme (13)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                        Beneficial Ownership of               Beneficial Ownership of
                                                        Selling Security Holder                        Shares
                                                As of Date of Prospectus Supplement (1)          After Offering (2)
                                                ---------------------------------------          ------------------

---------------------------------------------------------------------------------------------------------------------

                                                                              Remaining
                                                                              Number of
                                                                                Shares
                                                                               Offered
Name of Selling Security Holder                 Number (3)      Percent         Hereby          Number       Percent
-------------------------------                 ----------      -------         ------          ------       -------
---------------------------------------------------------------------------------------------------------------------
John E. Dierks Living Trust dtd 1/7/1986           80,000           *            80,000              0           *
---------------------------------------------------------------------------------------------------------------------
Daniel T. Martinez                                100,000           *           100,000              0           *
---------------------------------------------------------------------------------------------------------------------
David De Lamar                                     12,000           *            12,000              0           *
---------------------------------------------------------------------------------------------------------------------
The McDougal Family Limited Partnership            14,000           *            14,000              0           *
---------------------------------------------------------------------------------------------------------------------
John Montfort                                     100,000           *           100,000              0           *
---------------------------------------------------------------------------------------------------------------------
The Cranton Family Partnership L.P.               126,000         1.0%          126,000              0           *
---------------------------------------------------------------------------------------------------------------------
Marvin Berkman                                     20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Caroline Berkman                                   12,000           *            12,000              0           *
---------------------------------------------------------------------------------------------------------------------
Charles E. Koehn Jr                                20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Larry E. Rieder                                    20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
MDW & Associates, LLC (14)                         15,000           *            10,000          5,000           *
---------------------------------------------------------------------------------------------------------------------
Susan C. van Eeden (15)                            24,493           *             5,000         19,493           *
---------------------------------------------------------------------------------------------------------------------
Howard Family Trust UAD 4/29/99                    20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Dante Gallinetti                                   20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher Custodian FBO                    30,000           *            30,000              0           *
Ronald P. Slates Segregated Rollover IRA
---------------------------------------------------------------------------------------------------------------------
Southern Minnesota Broadcasting Co. (16)           80,000           *            80,000              0           *
---------------------------------------------------------------------------------------------------------------------
Tracy Siddall                                      20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Switoslaw D. Stowbunenko-Saitschenko,              15,000           *            15,000              0           *
Trust
---------------------------------------------------------------------------------------------------------------------
Kenneth P. Metcalfe                                20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Glass Supplies, Inc. (17)                          30,000           *            30,000              0           *
---------------------------------------------------------------------------------------------------------------------
David L. Jenson                                    20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Jaime L. Matta (18)                                69,000           *            60,000          9,000           *
---------------------------------------------------------------------------------------------------------------------
Timothy K. Taylor                                  20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
First Riverside Investors LP (19)                  40,000           *            40,000              0           *
---------------------------------------------------------------------------------------------------------------------
John P. & Roberta Lindal                           20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------
Keith Presnell (20)                               126,479         1.0%           52,000         74,479           *
---------------------------------------------------------------------------------------------------------------------
The Hart Organization Corp. (21)                  372,000         2.9%          372,000              0           *
---------------------------------------------------------------------------------------------------------------------
Wendy James                                        20,000           *            20,000              0           *
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
         TOTAL                                  3,250,215        22.3%        2,617,000        633,215         4.8%
---------------------------------------------------------------------------------------------------------------------

*     Represents less than 1% of the outstanding common shares.

(1) Applicable percentage of ownership is based on 12,761,287 common shares outstanding as of July 30, 2003, plus any securities held by such holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus supplement, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. Beneficial ownership information as of the commencement of the offering is contained in the original prospectus dated April 17, 2003.

(2) Assumes in all cases that all shares offered hereby are sold pursuant to this offering and that no other common shares are acquired or disposed of by the selling security holders prior to the termination of this offering. Because the selling security holders may sell all, some or none of their shares or may acquire or dispose of other common shares, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of common shares that each selling security holder will own upon completion of this offering.

(3) Unless otherwise noted, represents the total number of (i) common shares issued to the selling security holder and (ii) shares issuable to the holder upon exercise of warrants acquired in private placement transaction as described in the original prospectus dated April 17, 2003, as updated to reflect sales or purchases of common shares since that date.

(4) Agora Communications Ltd. is a privately-held corporation based in Liechtenstein. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, Jurg Keller is a director and authorized signatory, and no person beneficially owns 10% or more of its outstanding equity.

(5) Ownership totals include 97,465 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(6) Adventure Seekers Travel, Inc., is a privately-held corporation based in California. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, its President is Bryce W. Rhodes, and its controlling shareholders are Mr. Rhodes and Susan W. Rhodes. Ownership totals include 24,366 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(7) Ownership totals include 60,428 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(8) Securities registered as shown in table but purchaser is Middlemarch Partners Limited, which is a privately-held corporation based in the United Kingdom. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, Cecilia
      M. Kershaw is a director and authorized signatory, and Ms. Kershaw and Henry Tondowski are its controlling equityholders. Ownership totals include 60,428 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(9) Securities registered as shown in table but purchaser is Ross Beaty. Ownership totals include 222,128 previously acquired common shares and 60,428 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(10) Endeavour Mining Capital Corp. is a privately-held corporation based in the Cayman Islands. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, William Koutsouras is a director, Secretary and Chief Financial Officer and authorized signatory, and its controlling equityholders are The Equitable Life Assurance Society, based in the United Kingdom, and Kinross Gold Corporation, based in Toronto, Ontario, Canada, both of which are widely-held entities. Newmont Mining Corporation owns more than 10% of the outstanding equity of Kinross Gold. The directors of Endeavour Mining, in addition to Mr. Koutsouras, are Neil Woodyer, Frank Giustra, Wayne McManus, Michael Beckett and Anthony Williams.

(11) Taylor Leasing, LLC is a privately-held limited liability company based in Illinois. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, Stephen
      S. Taylor is a manager of the LLC, and each of Mr. Taylor and Stephen S. Taylor, Sr. owns 10% or more of its outstanding equity.

(12) Utley Interests Inc. is a privately-held corporation based in Texas. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, its President and 100% owner is Richard J.W. Utley.

(13) Registered owner is a corporate retirement plan organized under United Kingdom law, whose sole beneficiary is Mr. Utley.

(14) MDW & Associates LLC is a privately-held limited liability company based in California. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, Michael
      D. Winn is a manager of the LLC, and each of Mr. Winn and Putney Holding Company, L.P. owns 10% or more of its outstanding equity. Further information as to Putney Holding Company, L.P. is not available. Ownership totals include 5,000 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(15) Ownership totals include 19,493 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(16) Southern Minnesota Broadcasting Co. is a privately-held corporation based in Minnesota. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, its President is Greg Gantling, and no person beneficially owns 10% or more of its outstanding equity.

(17) Glass Supplies, Inc. is a privately-held corporation based in Virginia. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, its President and 100% owner is Donald Smith.

(18) Ownership totals include 9,000 subsequently acquired common shares that are not being registered for inclusion in this offering.

(19) First Riverside Investors LP is a privately-held limited partnership based in New York. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, its authorized signatory is Jerome Ginsburg, and each of Mr. Ginsburg and Merle Ginsburg owns 10% or more of its outstanding equity.

(20) Ownership totals include 16,000 previously acquired common shares and 58,479 common shares issuable upon exercise of previously acquired warrants, that are not being registered for inclusion in this offering.

(21) The Hart Organization Corp. is a privately-held corporation based in Georgia. Based on its filing with the Toronto Stock Exchange in connection with its purchase of special warrants from Vista Gold, Latrobe J. Laidlaw is its Vice President Operations and authorized signatory, and Frank E. Hart owns 10% or more of its outstanding equity.